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                                  PRESS RELEASE

                    NAUGATUCK VALLEY FINANCIAL CORPORATION
                       ANNOUNCES STOCK REPURCHASE PROGRAM

      Naugatuck, Connecticut. May 2, 2006. - Naugatuck Valley Financial Corporation (NASDAQ National Market: "NVSL") today announced that the Company's board of directors has authorized the repurchase of up to 380,218 shares of the Company's outstanding common stock, or approximately 5% of the outstanding shares held by persons other than Naugatuck Valley Mutual Holding Company. The Company expects to begin the program as soon as practicable.

      Repurchases, which will be conducted through open market purchases or privately-negotiated transactions, will be made from time to time depending on market conditions and other factors. Repurchased shares will be held in the Company's treasury.

      Naugatuck Valley Financial Corporation is the holding company for Naugatuck Valley Savings and Loan, headquartered in Naugatuck, Connecticut. In addition to its main office, Naugatuck Valley Savings and Loan operates five branch offices in Southwest Connecticut. A sixth branch office is scheduled to open in Southford, Connecticut in the third quarter of 2006. Naugatuck Valley Savings and Loan is a community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.

      This release contains "forward-looking statements" which may describe future plans and strategies, including our expectations of future financial results. Management's ability to predict results or the effect of future plans or strategies is inherently uncertain. Factors that could affect our actual results include market interest rate trends, the general regional and national economic market, our ability to control costs and expenses, actions by our competitors and their pricing, loan delinquency rates, and changes in federal and state regulation. As we have no control over these factors, they should be considered in evaluating any forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, Naugatuck Valley Financial Corporation disclaims any obligation to update such forward-looking statements.


Contact: Naugatuck Valley Financial Corporation
         John C. Roman, 20.-720-5000